Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT dated as of August 20, 2015 (this “Agreement”) is made by and between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Montsant Partners LLC, a Delaware limited liability company (“Montsant”), and Platinum Partners Value Arbitrage Fund, L.P. (“Platinum” and, together with Montsant, the “Investors”).

Recitals

A.            The Investors hold an aggregate of 4,519 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Shares”), that are currently convertible into an aggregate of 14,777,130 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

B.           The Company has requested that the Investors exchange their respective Series B Shares for Warrants to acquire an aggregate of 14,777,130 shares of Common Stock at an exercise price per share of $0.01 per share.

C.           The Investors are willing to so exchange their Series B Shares on the terms and conditions set forth herein.

Statement of Agreement

In consideration of the foregoing, and of their mutual agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.           Defined Terms.

Capitalized terms used in this Agreement and not otherwise defined shall have the meanings stated as follows:

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“By-laws” shall mean, unless the context in which such term is used otherwise requires, the By-laws of the Company or any of its Subsidiaries as in effect on a Closing Date.

“Certificate of Incorporation” shall mean, unless the context in which it is used shall otherwise require, the Certificate of Incorporation of the Company or any of its Subsidiaries as in effect on the Closing Date require.

“Commission” shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Contractual Obligations” shall mean as to the Company, any provision of any security issued by the Company or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of the Company’s property is bound.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, claim, restriction or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing..

“Material Adverse Effect” shall mean a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in (i) the assets, business, properties, prospects, operations, or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Securities” means the Warrants and the Common Stock issuable upon exercise thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Subsidiary” shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company or of a Subsidiary of the Company.

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“Transaction Documents” shall mean collectively, this Agreement and the Warrants.

Section 2.           Exchange of Securities.

(a)           Subject to the terms and conditions herein set forth, at the Closing (as defined below) each Investor agrees to deliver to the Company the Series B Stock set forth on Exhibit A hereto set forth opposite its name under the heading “Preferred Stock” (collectively, the “Original Securities”) in exchange for a 20 year Common Stock Purchase Warrant in the form attached hereto as Exhibit B (collectively, the “Warrants”) to acquire an a number of shares of Common Stock set forth opposite its name on Exhibit A hereto under the heading “Warrant Shares” at an exercise price per share of $0.01 per share. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and deliver the Warrants in exchange for the Original Securities.

(b)           The closing of the transactions contemplated by this Agreement ( the “Closing”) shall occur simultaneously with the execution and delivery of this Agreement or on such later date and time as the Parties may agree (the “Closing Date”) at the offices of Investors, 250 West 55th Street, 14th Floor, New York, NY 10019.

(c)           At the Closing, the Investors shall deliver to the Company for cancellation the certificates evidencing all Series B Stock held by the Investors. At the Closing, the Company shall issue to Investors the duly executed and delivered Warrants.

Section 3.           Representations and Warranties of the Company.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)           The execution, delivery and performance by the Company of this Agreement, the issuance of the Warrants, the exercise of the same in accordance with its terms, and the consummation of the transactions contemplated hereby and thereby (a) has been duly authorized by all necessary corporate action; (b) do not and will not contravene the terms of the Certificate of Incorporation or By-laws of the Company or any amendment thereof or any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or any requirement of any securities exchange on which the Common Stock is listed; (c) do not and will not (i) conflict with, contravene, result in any material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment, or (iii) require any material modification or acceleration or cancellation of, any Contractual Obligation of the Company or any of its Subsidiaries; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any material property or asset of the Company or any of its, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

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(c)           This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(d)           Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement or issue the Warrants in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, or rules).

(e)           The Warrants to be issued at the Closing has been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind, and shall be fully paid and non-assessable.

(f)           The Company has authorized and reserved, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock sufficient to effect the exercise of the Warrants. All shares of Common Stock receivable upon exercise of the Warrants have been accepted for listing by the NYSE MKT.

(g)           The Company covenants and agrees that, promptly following the Closing Date, all Series B Shares exchanged by the Investors pursuant to this Agreement will be cancelled and retired by the Company.

           (g)           The Warrants shall be deemed to be a “Warrant” for all purposes under the Transaction Documents and, without limiting the generality of the foregoing, shall be entitled to the benefits of the covenants set forth in this Agreement.

(h)           The Company has received no consideration (other than the Series B Shares) in connection with the transactions contemplated hereby. As between the parties, the acquisition and payment of the full purchase price of the Warrants, for purposes of Rule 144 under the Securities Act, shall be deemed to have occurred prior to June 1, 2013 (it being understood that any cash exercise of the Warrants shall constitute additional consideration that may affect the availability of Rule 144 for purposes of disposition of sales of Common Stock received upon exercise of the Warrants). The transactions contemplated herein are exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof.

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Section 4.           Representations and Warranties of Investors.

(a)           Montsant is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Platinum is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware.

(b)           The Investors have the requisite power and authority to enter into and perform this Agreement and to acquire the Warrants being issued to them hereunder. The execution, delivery and performance of this Agreement by the Investors and the consummation by it of the transactions contemplated hereby (i) have been duly authorized by all necessary limited liability company action, and (ii) do not contravene the terms of the organizational or governing documents of the Investors. No further consent or authorization of the Investors, their board of directors or other governing body, or of their members or partners, as applicable, is required for the execution, delivery or performance of this Agreement by the Investors. When executed and delivered by the Investors, this Agreement shall constitute the valid and binding obligation of the Investors enforceable against the Investors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Each Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Original Securities set forth opposite its name on Exhibit A hereto, free and clear of any claim, restriction or Lien other than restrictions on transfer under the Securities Act and applicable state securities laws.

(d)           Each Investor is acquiring the Warrants for its own account and not with a view to or for sale in connection with a distribution thereof. The Investors do not have a present intention to sell any of the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person or entity; provided, however, that by making the representations herein, the Investors do not agree to hold the Warrants (or securities issued upon exercise of the Warrants) for any minimum or other specific term and reserves the right to dispose of such securities at any time in accordance with federal and state securities laws applicable to such disposition and the terms of the Warrants. Each Investor acknowledges and agrees that the Warrants shall bear a legend to the following effect:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR NAVIDEA BIOPHARMACEUTICALS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

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(e)           Each Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Each Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Series B Shares. The Investors are not required to be registered as a broker-dealer under Section 15 of the Exchange Act and no Investor is a broker-dealer. The Investors acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(f)           The Investors understand that the Warrants and the Common Stock receivable upon exercise of the same have not been registered under the Securities Act and must be held indefinitely unless registered under the Securities Act or an exemption from registration is available. The Investors acknowledge that they are familiar with Rule 144, and that the Investors have been advised that Rule 144 permits resales of unregistered securities only under certain circumstances. The Investors understand that to the extent that Rule 144 is not available, the Investors will be unable to sell the Warrants or any shares of Common Stock received upon exercise of the same without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g)           Each Investor has independently evaluated the merits of its decision to exchange the Series B Stock for the Warrants pursuant to the Transaction Documents. The Investors have not relied on the business or legal advice of the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Investors in connection with the transactions contemplated by the Transaction Documents other than as contained therein

(h)           The Investors understand that the Warrants are being issued in reliance on an exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investors set forth herein in order to determine the applicability of such exemptions. The Investors understand that no Governmental Authority has passed upon or made any recommendation or endorsement of the Warrants or Common Stock.

(i)           The Investors have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

(j)           Other than the other Investor and the Reporting Persons named in the Schedule 13G filed on or about February 20, 2015 by Platinum and the other Reporting Persons named therein, no Investor has agreed to act with any other Person for the purpose of acquiring, holding, voting or disposing of the Warrants acquired hereunder or the Common Stock receivable upon exercise of the same for purposes of Section 13(d) of the Exchange Act, and each Investor is acting independently with respect to its investment in the Securities.

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Section 5.           Conditions Precedent to the Company’s Obligations. The obligation hereunder of the Company to issue and deliver the Warrants to the Investors in exchange for the Original Securities is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to the Closing Date.

(b)            The representations and warranties of the Investors shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(c)           The Investors shall have delivered to the Company the Original Securities.

Section 6.           Conditions Precedent to the Investors’ Obligations. The obligation hereunder of the Investors to accept the Warrants in exchange for the Original Securities is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Investor’s sole benefit and may be waived by an Investor at any time in its sole discretion.

(a)           The Company shall have duly executed and delivered the Warrants.

(b)           The Company shall have delivered to the Investors evidence of the receipt of any necessary stockholder, securities exchange (including NYSE MKT) or lender consent and approval, together with evidence of the qualification for listing of any Warrant Shares on the NYSE MKT.

(c)           The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d)           Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(e)           The Investors shall have received an opinion of counsel to the Company, substantially in the form of Exhibit B, with such exceptions and limitations as shall be reasonably acceptable to counsel to Investors.

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Section 7.           Covenants of the Company. The Company covenants and agrees with the Investors as follows:

(a)           The Company shall not enter into any agreement in which the terms of such agreement would materially restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

(b)           So long as the Investors beneficially owns any of the Warrants, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(c)           The Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration, to the extent applicable. In the event that Common Stock is sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if under Rule 144, such shares of Common Stock may be sold without regards to volume limitations or the availability of current public information concerning the Company, or to otherwise permit sale of the shares if pursuant to the other provisions of Rule 144).

(d)           The Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Investors or their agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investors shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investors shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 8-K within five (5) Business Days of the date that it discloses such information to an Investor. In the event that the Company discloses any material, non-public information to any Investor and fails to publicly file a Form 8-K in accordance with the above, such Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investors shall have no liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.

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(e)           During the term of the Warrants, so long as at least 25% of the Warrants (on an aggregate basis) remains unexercised, the Company shall not, without the written consent of the Investors: (i) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of the Common Stock; (ii) effect any distribution with respect to the Common Stock, or (iii) issue any Common Stock or Common Stock equivalent for a per Common Stock share effective price less than $1.35, other than (1) issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; (2) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, but not including, or a transaction the primary purpose of which is to raise capital; or (3) issuances, pursuant to equity compensation plans approved by the Company's shareholders, of options, restricted stock or other forms of equity compensation to employees, consultants, officers or directors of the Company, approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of nonemployee directors established for such purpose. For purposes of clause (iii) above, the “per Common Stock share effective price” in the case of any Common Stock equivalent shall be determined by dividing (X) the total amount received or receivable by the Company as consideration for the issue or sale of such Common Stock equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exercise thereof, by (Y) the total maximum number of shares of Common Stock issuable upon the conversion or exercise of all such Common Stock equivalents.

Section 8.           Miscellaneous.

(a)           Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)           Electronic transmissions or retransmissions of images of any executed original document shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm such electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, it being understood that all parties need not sign the same counterpart.

(c)           This Agreement and the Warrants contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or therein, neither the Company nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Investors. Any amendment or waiver effected in accordance with this Section 7(c) shall be binding upon the Investors (and their permitted assigns) and the Company.

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(d)           Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Navidea Biopharmaceuticals, Inc. 5600 Blazer Parkway, Suite 200 Dublin, Ohio 43017-1367 Facsimile No.: (614) 793-7550 Attention: Ricardo J. Gonzalez, Chief Executive Officer and President

with copies (which copies shall not constitute notice to the Company) to:	Dickinson Wright PLLC 150 East Gay Street, Suite 2400 Columbus, Ohio 43215 Facsimile No.: (248) 443-7274 Attention: William J. Kelly, Esq.

If to the Investors:	c/o Montsant Partners LLC 250 West 55th Street, 14th Floor New York, NY 10019 Attention: David Steinberg

with copies (which copies shall not constitute notice to the Investors) to:	Burak Anderson & Melloni, PLC 30 Main Street, PO Box 787 Burlington, Vermont 05402-0787 Facsimile No.: (802) 862-8176 Attention: Shane W. McCormack

(e)           The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

(f)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction, except to the extent that the General Corporation Law of the State of Delaware shall apply.

(g)           This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and any restrictions contained herein, an Investor may assign any of its rights under any of the Transaction Documents to any Person, and any holder of a Warrant, may assign, in whole or in part such Warrant to any Person. The Company may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Investors, and any such purported assignment by the Company without the written consent of the Investors shall be void and of no effect.

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(h)           This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Ricardo J. Gonzalez
Name: Ricardo J. Gonzalez
Title: President and CEO

MONTSANT PARTNERS LLC

By:	/s/ David Steinberg
Name: David Steinberg
Title: Authorized Signatory

PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P.

By:	/s/ David Steinberg
Name: David Steinberg
Title: Authorized Signatory

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Exhibit A

Investor	Preferred Stock	Warrant Shares
Montsant Partners LLC	2,864	9,365,280
Platinum Partners Value Arbitrage Fund, L.P.	1,655	5,411,850

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Exhibit B

(A)           Navidea is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party.

(B)           The execution and delivery of the Transaction Documents by Navidea and the performance by Navidea of its obligations under the Transaction Documents do not violate its Certificate of Incorporation or By-Laws.

(C)           Navidea has duly authorized by all necessary corporate action the execution and delivery by it of each of the Transaction Documents and the performance by it of its obligations under each of the Transaction Documents. The Transaction Documents required by the Agreement to be executed and delivered at the Closing have been duly executed and delivered by Navidea, and such Transaction Documents constitute legal, valid and binding obligations of Navidea, enforceable against Navidea in accordance with their respective terms.

(D)           The execution and delivery by Navidea of the Transaction Documents and the performance by Navidea of its obligations under such Transaction Documents do not (a) violate any existing law or regulation of general applicability of the State of New York, the United States of America or the General Corporation Law of the State of Delaware; or (b) violate any order, decree or decision of any court or governmental authority to our knowledge binding upon Navidea.

(E)           No consent, approval, authorization or order of, or registration or filing with, any court or governmental authority is required for the execution, delivery and performance by Navidea of the Transaction Documents.

(F)            The shares of Common Stock to be issued upon exercise of the Warrants are duly authorized, and assuming that Warrants are exercised immediately following the Closing in accordance with its terms, the shares of Common Stock so issuable would be validly issued, fully paid, and nonassessable.

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